UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2023

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of First BanCorp (the “Corporation”) held on May 18, 2023, stockholders of the Corporation voted on the following proposals, which are described in more detail in the Corporation’s Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders filed by the Corporation with the Securities and Exchange Commission on April 5, 2023. The voting results are as follows:

Proposal 1 – Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Juan Acosta Reboyras	159,149,894	2,414,784	75,134
Aurelio Alemán	160,283,448	1,284,434	71,930
Luz A. Crespo	157,618,634	3,950,099	71,079
Tracey Dedrick	160,281,879	1,280,706	77,227
Patricia M. Eaves	158,645,063	2,743,458	251,291
Daniel E. Frye	159,442,579	2,121,423	75,810
John A. Heffern	159,435,549	2,121,427	82,836
Roberto R. Herencia	124,760,886	36,802,201	76,725
Félix M. Villamil	159,448,826	2,110,284	80,702

Broker Non- Vote      7,358,631_ shares for each director.

Proposal 2 – Non-binding Approval of 2022 Executive Compensation of the Corporation’s named executive officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
155,757,430	5,706,322	176,060	7,358,631

Proposal 3 – Ratify the Appointment of Crowe LLP as the Corporation’s Independent Registered Public Accounting Firm for 2023 Fiscal Year

Votes For	Votes Against	Votes Abstained
168,731,199	186,139	81,105

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2023	First BanCorp.

	By:	/s/ Sara Alvarez
	Name:	Sara Alvarez
	Title:	EVP and General Counsel